UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2020
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Casella Waste Systems, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane,
Rutland,	Vermont	05701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	CWST	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 28, 2020, the Board of Directors (“Board”) of Casella Waste Systems, Inc. (the “Company”), on the recommendation of its Nominations and Governance Committee, appointed Rose Stuckey Kirk, effective July 31, 2020, to fill a vacancy on the Board as a Class III director. Pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, which provides that the term of any director elected to fill a vacancy between annual meetings of stockholders will last until the next annual meeting and until such director’s successor has been duly elected and qualified, or until his or her earlier death, resignation or removal, Ms. Kirk’s term will expire at the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). Accordingly, Ms. Kirk will stand for election at the 2021 Annual Meeting. In connection with her election to the Board, Ms. Kirk was appointed to the Board’s Compensation Committee, effective July 31, 2020.
Rose Stuckey Kirk has served as Chief Corporate Social Responsibility Officer of Verizon Communications Corporation, one of the world’s leading providers of communications, information and entertainment products and services, since January 2011. In her current role, Ms. Kirk oversees the strategic direction for all marketing activities related to Verizon’s social impact assets, is accountable for driving responsible business practices into all Verizon business operations, directs the programmatic build and investment strategy for Verizon’s corporate social responsibility portfolio, and oversees Verizon’s marketing talent development program. Ms. Kirk joined Verizon in 1998 and has held various leadership positions in sales, customer service, wholesale operations, product development and marketing at Verizon. Ms. Kirk is a member of the Women’s Leadership Board of the Harvard Kennedy School, the World Economic Forum Initiative on Education, Gender and Work, and the Executive Leadership Council. She is past chair of the board of Dress for Success Worldwide and a former trustee, finance committee member and strategic planning chair for Gill St Bernard’s School. Ms. Kirk holds a BS in Communications from Arkansas State University-Jonesboro.
There are currently no agreements, arrangements or understandings between Ms. Kirk and any other person pursuant to which Ms. Kirk was appointed to serve as a member of the Board. There are currently no transactions in which Ms. Kirk has an interest requiring disclosure under Item 404(a) of Regulation S-K as promulgated under the Securities Exchange Act of 1934, as amended.
In connection with her appointment to the Board, Ms. Kirk received a grant of shares of restricted Class A common stock of the Company having a value of approximately $50,000 on July 31, 2020. The restricted stock grant will vest in three equal annual installments beginning on July 31, 2021, provided that Ms. Kirk continues to serve on the Board at the time of vesting. During her service as a non-employee director and following each annual meeting of stockholders, Ms. Kirk will also be entitled to an additional annual restricted stock unit award that vests in full on the first anniversary of the date of grant.
As a non-employee director, Ms. Kirk will also be entitled to a pro-rated portion of the applicable board and committee retainer fees under the Company’s non-employee director compensation guidelines, based upon her service prior to the end of the fiscal year ending December 31, 2020. Ms. Kirk shall thereafter receive fees for services as a Board and committee member pursuant to the Company’s non-employee director compensation guidelines, as updated from time to time by the Board. Ms. Kirk will also be entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending Board meetings and meetings of committees on which she serves.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASELLA WASTE SYSTEMS, INC.

Date: August 3, 2020	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

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